Exhibit 99.1

Exicure, Inc. Reports First Quarter 2023 Financial Results and Provides Corporate Update
CHICAGO, IL. — July 14, 2022 — Exicure, Inc. (Nasdaq: XCUR), has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. In September 2022, the Company announced a significant reduction in force, suspension of preclinical activities and halting of all research and development, and that the Company was exploring strategic alternatives to maximize stockholder value.

Corporate Update

Recent highlights include:

•On February 24, 2023, the Company received gross proceeds of $5.44 million from the September 2022 PIPE (net proceeds of $4.6 million after transaction expenses). As a result of the closing of the September 2022 PIPE, CBI USA is the beneficial owner of approximately 50.4% of the Company's outstanding shares. Pursuant to the board designation rights of CBI USA, CBI USA designated three members to the Company's board of directors.

•In May, the Company entered into two separate subscription agreements (“Subscription Agreements”) with Cyworld Z Co., Ltd., (“Cyworld Z”). Pursuant to the Subscription Agreements, the Company purchased non-guaranteed private placement convertible bonds (“Bonds”) of Cyworld Z for a subscription amount of $1 million each. The Bonds mature in May 2026 and the yield to maturity is 4.5% per annum.

First Quarter 2023 Financial Results

Cash Position: Cash, cash equivalents and restricted cash were $11.2 million as of March 31, 2023, as compared to $9.8 million as of December 31, 2022. The Company expects that its cash and cash equivalents will fund its current operations into the fourth quarter of 2023.

Research and Development (R&D) Expense: Research and development expenses were $2.0 million for the quarter ended March 31, 2023, as compared to $7.1 million for the quarter ended March 31, 2022. The decrease in R&D expense for the three months ended March 31, 2023 of $5.2 million reflects the suspension of clinical, preclinical, and discovery program activities and a reduction in employee headcount and fewer discovery, preclinical, and clinical program activities resulting from the restructuring activities that the Company announced in September 2022 and in December 2021.

General and Administrative (G&A) Expense: General and administrative expenses were $2.6 million for the quarter ended March 31, 2023, as compared to $3.2 million for the quarter ended March 31, 2022. The decrease in G&A expense of $0.6 million for the three months ended March 31, 2023 was mostly due to lower retention award and bonus compensation, based on current estimates, as well as lower legal fees and insurance. These decreases were partially offset by less operating costs allocated out to R&D based on changes in headcount.

Net Loss: The Company had a net loss of $4.4 million for the quarter ended March 31, 2023, as compared to a net loss of $8.3 million for the quarter ended March 31, 2022. The decrease in net loss was primarily driven by lower R&D expenses during the period, partially offset by lower revenue.

Going Concern: Management believes that the Company’s existing cash and cash equivalents will fund its operating expenses into the fourth quarter of 2023. However, this estimate is based on assumptions about how the Company can limit spending that may prove to be wrong. It is very difficult to project the Company’s current cash burn rate given the transitional status of the Company and this estimate may prove inaccurate. Depending on the direction of the Company’s review of strategic alternatives, the Company may use available resources sooner than management currently expects. The Company has already engaged in significant cost reductions, so our ability to further cut costs and extend the Company’s operating runway is limited. As a result, substantial additional financing will be needed by the Company within the next few months to pay expenses, fund the ongoing exploration of strategic alternatives and pursue any alternatives that may be identified. The Company seeks to raise capital in the third quarter of 2023 to fund its operations through 2024. There can be no assurance that such additional financing will be available and, if available, can be obtained on acceptable terms.

About Exicure

Exicure, Inc. has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its recent restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value, both with respect to its historical biotechnology assets and more broadly. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to, statements regarding: the Company’s current business plans and objectives, including the pursuit of strategic alternatives to maximize stockholder value. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “believes,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 27, 2023, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Karen Sharma
MacDougall
781-235-3060
ksharma@macdougall.bio

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EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$9,960	$8,577
Prepaid expenses and other assets	1,317	1,474
Total current assets	11,277	10,051
Property and equipment, net	2,279	2,530
Right-of-use asset	7,077	7,257
Other noncurrent assets	3,310	3,490
Total assets	$23,943	$23,328
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	452	361
Accrued expenses and other current liabilities	1,477	1,278
Common stock warrant liability	800	—
Total current liabilities	2,729	1,639
Lease liability, noncurrent	6,595	6,767
Total liabilities	$9,324	$8,406

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, March 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 8,371,462 issued and outstanding, March 31, 2023; 4,965,901 issued and outstanding, December 31, 2022	1	—
Additional paid-in capital	191,674	187,571
Accumulated deficit	(177,056)	(172,649)
Total stockholders' equity	14,619	14,922
Total liabilities and stockholders’ equity	$23,943	$23,328

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Collaboration revenue	$—	$2,565
Total revenue	—	2,565
Operating expenses:
Research and development expense	1,981	7,140
General and administrative expense	2,558	3,162
Total operating expenses	4,539	10,302
Operating loss	(4,539)	(7,737)
Other income (expense), net:
Dividend income	17	2
Interest income	11	2
Interest expense	—	(595)
Other income (expense), net	104	(20)
Total other income (expense), net	132	(611)
Net loss before provision for income taxes	(4,407)	(8,348)
Provision for income taxes	—	—
Net loss	$(4,407)	$(8,348)

Basic and diluted loss per common share	$(0.70)	$(2.07)
Weighted-average basic and diluted common shares outstanding	6,288,952	2,936,836